Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our Auditors’ Report dated February 23, 2021, on the financial statements of MyMD Pharmaceuticals, Inc. as of and for the years ended December 31, 2020 and 2019 in this Registration Statement on Form S-3. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Cherry Bekaert LLP

Tampa, Florida

March 25, 2021